UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 07, 2015

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

(Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 8, 2015, the Letter of Intent to acquire SouthEast Props expired.

Item 3.02 – Unregistered Sales of Equity Securities

On December 7, 2015, the Company issued a Convertible note in the amount of $25,000 to LG Capital, which provides conversion features equal to 55% of the lowest trading price of the Company’s common stock for the last 20 trading days prior to conversion, as well as 8% per annum interest, and become due and payable on December 7, 2016.

On December 7, 2015, the Company issued a Convertible note in the amount of $195,515 (in replacement of a note in the same amount from Medient Studios, Inc related to acquisition of worldwide distribution rights to the film Yellow) to LG Capital, which provides conversion features equal to 55% of the lowest trading price of the Company’s common stock for the last 20 trading days prior to conversion, as well as 8% per annum interest, and become due and payable on December 7, 2016;

On December 7, 2015, the Company signed an agreement, which covers all outstanding LG Capital notes. Pursuant to the Notes and the agreement, the Company is obligated to repay the Principal to LG Capital under certain circumstances, including any/all requests for conversion of portions of the Principal to be reimbursed vis-à-vis the issuance of shares of the Company’s common stock.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date: December 18, 2015	By:	/s/ Roger Miguel
Roger Miguel, Chief Executive Officer

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